CEC NORTH STAR



CEC North Star Energy Ltd

THE ROAD MAP OF DEVELOPMENT
TO CEC NORTH STAR

Manning Area Development Plan and Feasibility Studies for the Elkton Erosional Edge Project

Issued on: August 6, 2013
Shareholder Edition

Contents

Glossary

Central Processing Facility	The facilities, infrastructure and supporting utilities required to process the oil and water emulsion from the well pads to meet sales oil specifications.
Condensate	Hydrocarbon liquids recovered from the gas stream as a result of processing. Also used to blend with heavy oil to create a higher oAPI for shipping purposes
Fuel gas	Gas consumed as a result of production operations at the field station and the CPF.
Group 1 Wells	The first grouping of wells to be developed in the Manning Project for the Elkton Erosional Edge -
Group 2-5 Wells	Subsequent wells drilled in groups as per exploitation plan
Produced emulsion rate	Fluid produced flow rate at the wellhead, including oil, solution gas, and water (units: BBL/D).
Phase 1	Manning Primary Recovery Oil Development
Phase 2	Manning Primary Recovery with Waterflood Development
Phase 3	Manning Debolt Development
Phase 4	Manning Bluesky Development
Phase 5	Manning EOR Elkton and Debolt Development

CEC North Star Energy Ltd • [illegible]oggstrasse 12, 8008 Z[illegible], Switzerland • +41 (0)766 277 [illegible] • [illegible]@cecnorthstar.ch

Advisory

Forward Looking Statements

In the interest of providing CEC North Star's shareholders and potential investors with information regarding CEC North Star, including management's assessment of CEC North Star's future plans and operations, certain statements made by the presenter and contained in these presentation materials (collectively, this "presentation") are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation (collectively, "forward-looking statements"). The forward-looking statements contained in this presentation speak only as of the date of this presentation and are expressly qualified by this cautionary statement.

Specifically, this presentation contains forward-looking statements relating to our business strategies, plans and objectives; our plans for funding our capital expenditures and dividends on our common shares; our dividend policy; oil and natural gas production for 2013; our production mix for 2013; capital expenditures for 2013; our growth strategies over the near, medium and long term; production growth rates; reserves and reserve life index; our ability to optimize the price received for our oil production and to manage our exposure to heavy oil price differentials by transporting our crude oil to market using trucks and railways; our Peace River heavy oil resource play (primary development), including development and operational plans, the number of potential drilling locations, our plans for development using multi-lateral horizontal wells (including well design, drilling and completion costs, initial production rate, estimated recoverable reserves, capital efficiency ratio, finding and development costs and recovery factor); half cycle payout ratios and rates of return for North American resource plays; our operational plans for 2013, including capital expenditures for conventional and long-term oil development, production rates, production growth rates, the number of wells to be drilled and the allocation of our capital budget to various projects; our long range plan for 2013-2034, including production growth rates, oil and natural gas production, funds from operations growth rate, funds from operations, cash taxes and the number of wells to be drilled by area type; including the development potential of the acquired lands for both primary (cold) and thermal recovery; our 2013 funds from operations and debt to funds from operations ratio based on assumptions for West Texas Intermediate oil prices and heavy oil differentials; the sensitivity of our 2013 funds from operations to changes in West Texas Intermediate oil prices, natural gas prices, heavy oil differentials and Canada-United States foreign exchange rates; our dividend policy; pricing differentials between light, medium and heavy gravity crude oils; proposed pipeline infrastructure development and the timing of completing such developments; the development of rail transportation capacity in Western Canada; the forecasts for heavy oil production for Western Canada, Canadian refinery demand and export pipeline capacity for 2012 to 2020; the demand outlook for Canadian heavy oil in the United States; our approach to managing heavy oil differentials, including transporting our crude oil to market by railways and by entering into firm transportation commitments for capacity on pipelines that access the U.S. Gulf Coast and the portion of our heavy oil production for which we expect to receive prices in excess of the Western Canadian Select monthly index price during 2013.

In addition, information and statements relating to reserves are deemed to be forward-looking statements, as they involve implied assessment, based on certain estimates and assumptions, that the reserves described exist in quantities predicted or estimated, and that the reserves can be profitably produced in the future. Cash dividends on our common shares are paid at the discretion of our Board of Directors and can fluctuate. In establishing the level of cash dividends, the Board of Directors considers all factors that it deems relevant, including, without limitation, the outlook for commodity prices, our operational execution, the amount of funds from operations and capital expenditures and our prevailing financial circumstances at the time. These

forward-looking statements are based on certain key assumptions regarding, among other things: petroleum and natural gas prices and pricing differentials between light, medium and heavy gravity crude oils; well production rates and reserve volumes; our ability to add production and reserves through our exploration and development activities; capital expenditure levels; the receipt, in a timely manner, of regulatory and other required approvals; the availability and cost of labor and other industry services; the amount of future cash dividends that we intend to pay; interest and foreign exchange rates; and the continuance of existing and, in certain circumstances, proposed tax and royalty regimes. The reader is cautioned that such assumptions, although considered reasonable by CEC North Star at the time of preparation, may prove to be incorrect.

Actual results achieved during the forecast period will vary from the information provided herein as a result of numerous known and unknown risks and uncertainties and other factors. Such factors include, but are not limited to: fluctuations in market prices for petroleum and natural gas; fluctuations in foreign exchange or interest rates; general economic, market and business conditions; stock market volatility and market valuations; changes in income tax laws; industry capacity; geological, technical, drilling and processing problems and other difficulties in producing petroleum and natural gas reserves; uncertainties associated with estimating petroleum and natural gas reserves; liabilities inherent in oil and natural gas operations; competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel; risks associated with oil and gas operations; changes in royalty rates and incentive programs relating to the oil and gas industry; changes in environmental and other regulations; incorrect assessments of the value of acquisitions; failure to obtain the necessary regulatory approvals on the planned timelines declines in oil and natural gas prices; risks related to the accessibility, availability, proximity and capacity of gathering, processing and pipeline systems; variations in interest rates and foreign exchange rates; risks associated with our hedging activities; uncertainties in the credit markets may restrict the availability of credit or increase the cost of borrowing; refinancing risk for existing debt and debt service costs; access to external sources of capital; third-party credit risk; a downgrade of our credit ratings; risks associated with the exploitation of our properties and our ability to acquire reserves; increases in operating costs; changes in government regulations that affect the oil and gas industry; changes to royalty or mineral/ severance tax regimes; risks relating to hydraulic fracturing; changes in income tax or other laws or government incentive programs; uncertainties associated with estimating petroleum and natural gas reserves; risks associated with acquiring, developing and exploring for oil and natural gas and other aspects of our operations; risks associated with properties operated by third parties; risks associated with delays in business operations; risks associated with the marketing of our petroleum and natural gas production; risks associated with large projects or expansion of our activities; risks related to heavy oil projects; expansion of our operations; the failure to realize anticipated benefits of acquisitions and dispositions or to manage growth; changes in environmental, health and safety regulations; the implementation of strategies for reducing greenhouse gases; competition in the oil and gas industry for, among other things, acquisitions of reserves, undeveloped lands, skilled personnel and drilling and related equipment; the activities of our operating entities and their key personnel and information systems; depletion of our reserves; risks associated with securing and maintaining title to our properties; seasonal weather patterns; our permitted investments; access to technological advances; changes in the demand for oil and natural gas products; involvement in legal, regulatory and tax proceedings; the failure of third parties to comply with confidentiality agreements; risks associated with the ownership of our securities, including the discretionary nature of dividend payments and changes

in market-based factors; risks for United States and other non-resident shareholders, including the ability to enforce civil remedies, differing practices for reporting reserves and production, additional taxation applicable to non-residents and foreign exchange risk; and other factors, many of which are beyond the control of CEC North Star..

Readers are cautioned that the foregoing list of risk factors is not exhaustive. New risk factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. There is no representation by CEC North Star that actual results achieved during the forecast period will be the same in whole or in part as those forecast, and CEC North Star does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities law. All reference to currency is in Canadian dollars unless otherwise designated.

Our securities are not traded on any stock exchange in Canada and thus, CEC is not subject to regulation by any Canadian stock exchange. Our securities are also not registered under the United States Securities Act of 1933 nor are they traded on any securities or stock exchange in the United States. As a result, we are not presently subject to the reporting, certification or other requirements imposed on U.S. registered issuers under, among other things, U.S. Sarbanes-Oxley Act of 2002 ("SOX").

Non-GAAP Financial Measures - This presentation refers to funds from operations, which does not have any standardized meaning prescribed by generally accepted accounting principles in Canada ("GAAP"). We define funds from operations as cash flow from operating activities adjusted for financing costs, changes in non-cash operating working capital and other operating items. We believe that this measure assists in providing a more complete understanding of certain aspects of our results of operations and financial performance, including our ability to generate the cash flow necessary to fund future dividends to shareholders and capital investments. However, funds from operations should not be construed as an alternative to traditional performance measures determined in accordance with GAAP, such as cash flow from operating activities and net income. Please refer to our most recent management's discussion and analysis of financial condition and results of operations for a reconciliation of funds from operations to cash flow from operating activities.

Oil and Gas Information - "Contingent resource" is not, and should not be confused with, petroleum and natural gas reserves. "Contingent resource" is defined in the Canadian Oil and Gas Evaluation Handbook as "those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingencies may include factors such as economic, legal, environmental, political and regulatory matters or a lack of markets. It is also appropriate to classify as contingent resource the estimated discovered recoverable quantities associated with a project in the early evaluation stage."

The outstanding contingencies applicable to our disclosed contingent resources do not include economic contingencies. Economic contingent resources are those resources that are currently economically recoverable based on specific forecasts of commodity prices and costs.

A range of contingent resource estimates (low, best and high) were prepared by the estimator (GLJ). A low estimate (C1) is considered to be a conservative estimate of the quantity of the resource that will actually be recovered. It is likely that the actual remaining quantities recovered will

exceed the low estimate. Those resources in the low estimate have the highest degree of certainty (a 90% confidence level) that the actual quantities recovered will equal or exceed the estimate. A best estimate (C2) is considered to be the best estimate of the quantity of the resource that will actually be recovered. It is equally likely that the actual remaining quantities recovered will be greater or less than the best estimate. Those resources in the best estimate have a 50% confidence level that the actual quantities recovered will equal or exceed the estimate. A high estimate (C3) is considered to be an optimistic estimate of the quantity of the resource that will actually be recovered. It is unlikely that the actual remaining quantities of resource recovered will equal or exceed the high estimate. Those resources in the high estimate have a lower degree of certainty (a 10% confidence level) that the actual quantities recovered will equal or exceed the estimate. The primary contingencies which currently prevent the classification of the contingent resource as reserves consist of: preparation of firm development plans, including determination of the specific scope and timing of the project; project sanction; access to capital markets; stakeholder and regulatory approvals; access to required services and field development infrastructure; oil prices; future drilling program and testing results; further reservoir delineation and studies; facility design work; limitations to development based on adverse topography or other surface restrictions; and the uncertainty regarding marketing and transportation of petroleum from development areas.

There is no certainty that it will be commercially viable to produce any portion of the contingent resource or that we will produce any portion of the volumes currently classified as contingent resource. The estimates of contingent resource involve implied assessment, based on certain estimates and assumptions, that the resource described exists in the quantities predicted or estimated and that the resource can be profitably produced in the future.

The recovery and resource estimates provided herein are estimates only. Actual contingent resource (and any volumes that may be reclassified as reserves) and future production from such contingent resource may be greater than or less than the estimates provided herein.

When converting volumes of natural gas to oil equivalent amounts, CEC North Star has adopted a conversion factor of six million cubic feet of natural gas being equivalent to one barrel of oil, which is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. Oil equivalent amounts may be misleading, particularly if used in isolation.

Forecast Pricing - This information in this presentation and associated documents contains the terms "estimated reserves based on "forecast pricing." We advises investors that although these terms are recognized and required by Canadian securities regulations (under National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities), the US Securities and Exchange Commission does not recognize these terms. In addition, "estimated reserve value" has an amount of uncertainty as to their existence, and economic and legal feasibility.

CAUTIONARY NOTE TO U.S. INVESTORS - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions and constant pricing. We use certain terms on this presentation, such as economic forecast based on escalating pricing that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Executive Summary

Purpose

To further define the CEC North Star Energy Manning projects with a rigorous review specifically of the Elkton Erosional Edge Project including geology, exploitation plans, economics, specific goals, timelines and expected deliverables.

Corporate Profile and Objectives

CEC North Star Energy Ltd. ("CEC") is a privately held emerging oil and gas development company targeting conventional heavy oil opportunities in Alberta, Canada. Incorporated in Alberta in 2012, the company was established by a group of international investors along with financial and technical experts in order to build a major oil and gas company targeting conventional heavy crude oilsands opportunities in northwestern Alberta, Canada.

Projects

CEC has acquired an extensive and contiguous land base of 73 sections, from which they have:

- developed a high confidence geological model for the area and specifically for the lands held;
- confirmed the model with drilled wells, cores and seismic;
- acquired more land on the trend;
- obtained third-party reviews of the reserves and geological models; and
- obtained third-party and in-house feasibility studies to lay out a "road map to the development" of the substantial resource held within the lands with detailed development schedules capital and operating costs expected production and revenues.

The Plan of Development

The plan of development (POD) proposes a combined phased development of the "Manning Projects" which are located in the Peace River Block of northwestern Alberta, Canada. The lands contain a projected 3+ billion barrels of Petroleum Initially in Place (PIIP).

The Plan of Development

First Project: Elkton Erosional Edge

• 870 million barrels PIIP (third-party estimate).
• Primary recovery of oil in the Elkton Erosional Edge with 8% to 14% recovery rate with staged and scalable 5,000 bbl/d to 10,000 bbl/d projects.
• To be followed up with infill drilling and then subsequent pressure maintenance with an additional 8% recovery rate for a cumulative 200,000+ barrels.
• Enhanced oil recovery (EOR) exploitation targeting an additional 10% to 20% recovery rate with proven EOR technologies.

Second Project: Debolt Erosional Edge

• Debolt erosional edge development with 400 million barrels PIIP (internal estimate).

Third Project: Bluesky Oilsands Channel

• Multiple 5,000 bbl/d to 10,000 bbl/d Bluesky Primary Recovery and Thermal Project(s). Internal estimate of 800 mm barrels PIIP
• Development schemes similar to the Baytex, PennWest, Shell, Husky and Murphy of the Seal and Carmon Creek areas of the Peace River block.

Fourth Project: Down dip Elkton and Debolt

• Down dip from erosional edge Elkton and Debolt formations.
• Potential additional 1+ billion barrels PIIP (internal estimate).

The main focus of this Plan of Development is the primary recovery of approximately 200 million barrels recoverable of 13 to 15 °API heavy oil in the Elkton Member. The various models enclosed in this POD evaluate several capital inputs, which in all cases show positive cash flow, repayment of debt and ability to pay dividends. These models are extrapolated for 25 years, whereas the Schlumberger reports and internal analysis suggest economic reserve life of over 35+ years. The Debolt Erosional Edge, the Bluesky/Gething, the down dip Elkton and Debolt formations are discussed but not included in the economic models. As additional information is obtained, it will be added to the overall Manning projects.

The following material provides a "**Roadmap to the Development of the Manning Projects**" with additional reference documentation in the appendix.

Land & Geology

Land

CEC has identified and captured a significant heavy oil reserve trapped in 3 horizons in the Manning area of northwestern Alberta consisting of 73 sections or 45,480 acres of oilsands leases.

Geology

THE PRIMARY TARGET, THE ELKTON EROSIONAL EDGE is a shallow (460 m) Mississippian-aged, high porosity, medium permeability, oil-saturated limestone. The simple erosional edge geological model has demonstrated the trapping of significant heavy oil reserves based on well log and core data. 870 million barrels PIIP (third-party estimate) of conventional heavy oil (13 to 15 °API) can be exploited with 400+ horizontal wells starting with primary recovery followed by subsequent infill drilling targeting 10% to 12% recovery of the oil in place. Waterflooding (a secondary recovery technique) could then be implemented for a further 8+% recovery. Finally subsequent EOR projects would be carried out. The project would be developed over 25+ years with peak oil rate occurring near the end of year 4 at over 30,000 bbl/d and over 200 million barrels of recoverable oil using just primary and waterflooding during the first 25 years as studied in the following models. The well economics extend much longer, and the initial review shows 35+ years.

THE SECOND TARGET, THE DEBOLT EROSIONAL EDGE, – is also a shallow depth limestone with an additional 400 million barrels PIIP (internal estimate) of heavy oil. The development plans are yet to be finalized; however, the exploitation plan is expected to be similar to the Elkton Erosional Edge.


R25
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CEC North Star Land
100% Working Interest

THE THIRD TARGET, THE BLUESKY OIL SANDS CHANNEL SANDSTONES, is the major producing zone in the Peace River area of northern Alberta. This sandstone was deposited in the Lower Cretaceous within a marginal marine environment. Major operators south of Manning include Shell, Baytex, PennWest, Koch and Murphy.

THE FOURTH TARGET, the down dip Elkton and Debolt, are directly southwest of the two erosional edges. The Elkton and Debolt transition zones contain additional oil in limestone layers, progressing from the highly oil-saturated zones southwest of the erosional edge to water-bearing zones 20 to 30 meters deeper. These zones would be exploited in later stages using existing technology. An estimated 1 to 2 billion barrels PIIP (internal estimate) reside in these layers.

Development Strategy and Phases

Development Strategy and Phases

The development strategy consists of conventional technologies based on primary recovery, using single vertical wells with single 1200-meter horizontal wells - an installed electric/hydraulic drive at surface with downhole progressive cavity pumps. Subsequent stages will use single vertical wells with 5 to 10 horizontal legs and single pumps to minimize capital and maximize recovery. Initial production is projected to be 175 bbl/d and a harmonic depletion curve.. These technologies have been proven to be practical operationally and economically in the Seal area of Peace River and the Birdbear Formation in Saskatchewan. This development is expected to be followed up with waterflooding or pressure maintenance implemented in the 36 to 48 months after first oil.

PHASE 1: to commercially develop the primary production complete with infrastructure and delineate the Elkton zone

PHASE 2: to implement pressure maintenance scheme (3 to 4 years after initial production) with a standard waterflood overlapping Stage #1 development and an estimated further 10% recovery.

PHASE 3: to develop the Debolt potential, currently estimated to be 2- 400 million barrels of PIIP

PHASE 4: in parallel with Stage 3, to develop the Bluesky (11–12 oAPI) oil recovery project
The heavy oil and bitumen-filled sandstones are exploited by primary recovery horizontal wells and secondary steam methods such as cyclic steam stimulation (CSS). These are typically developed using horizontal wells with primary recovery which then over time are stimulated with CSS and then converted to SAGD. These developments lead the industry in netback and returns on investment when compared to projects across North America. CEC expects that with an additional 3D seismic and a 1 to 2 well core program planned for late 2013 that this project will mature into a similar development as the South Peace Bluesky Projects. We have an internal estimate of 800 mmbbl of PIIP for the Bluesky Channels. It will have the added advantage of benefiting from the infrastructure developed by Phase 1 to 3 of the Manning projects.

PHASE 5: employing EOR methods, to define and implement the best technical, economic and environmentally conscious methods to develop the Elkton and Debolt formations for a targeted cumulative 40% recovery of oil in place. Technologies with established economic results currently in use on other projects, and applications will be made to the regulatory bodies for implementation in year 8 onward.

Facilities Operating Design and Capacities

The primary recovery facilities will be built as 2,000 and 5,000 bbl/d modules and added to as required using equipment fabricated in Manning, Peace River, Grimshaw and Grand Prairie. This will minimize exposure to the inflated costs associated with the Athabasca developments and will reduce transportation costs. Pipelines for emulsion gathering will be built in stages with the completion of each well pad and group.

A main battery will be built near the rail spur and the first group of wells drilled. This facility will service Groups 1, 2 and 5 as each comes on line. A separate sub battery will be built to service Groups 3 and 4. The emulsion will be treated and the water will be disposed of at that location. Sales quality oil will be transported by pipe to the main battery. As the projects move to pressure maintenance, the water will be injected and conserved.

Product will be trucked to market for the first 12 to 18 months and then by rail as volumes increase. Ultimately, rail will be supplemented by sales pipelines in order to source the best pricing.

Project Advantages, Economics and Analysis

RESERVE ADVANTAGES

- 3 billion barrels PIIP (internal and third-party estimates)
- over 73 contiguous sections (45,480 acres)
- multiple targets and zones with multiple development regimes as compared to other small Athabasca oilsands projects

MULTIPLE PROJECTS

- each project is capable of standing on its own with development models reflecting good to exceptional netbacks and returns on investment

LOCATION ADVANTAGES

- rail, road, pipelines and associated infrastructure are in place with full year-round access and support industries in Manning, Peace River and Grand Prairie
- based on a review of other projects in the Athabasca and Cold Lake oilsands and the Grosmont carbonates, this is a 100+ million dollar savings for road, camps and utilities such as power and gas.

OIL MARKETING STRATEGY

- local sales to pipeline and then transported to refineries in Edmonton
- 14 oAPI oil priced at a premium to Hardisty 12 oAPI for the various economic models used
- if blending is required to market under Western Canadian Select (WCS) pricing, then ready access to diluent in the area is available from several sources.
- product can be trucked to several delivery points, and within 18 to 24 months, a dedicated pipeline built by Plains Marketing or Keyara is planned to take product to main systems.

The CN rail line through the properties provides excellent alternative marketing opportunities. At least one refinery has already been contacted and has offered to take the product by rail with no diluent requirements from the local siding and using the Hardisty 12 degree plus with a premium. The full output of the first 2 years could be delivered by rail or truck. Subsequent years could be delivered by rail or pipeline.

- Rail load out facility will be constructed in first 18 months to take advantage of other North American opportunities.

LOW ENTRY COSTS

- with $8 million initial capital the project achieves self-funding with a steady growth model (refer to minimal case model)
- a $30 million initial capital growth model (refer to best case model) that is self-funding after 15 months - original capital repaid in 24 months and growth is accelerated at a level that can be managed without potential capital overruns and difficulties achieving targets

Project Models and Economics

The following business cases were evaluated for the POD and printouts of the full workbooks are included in Section 7. The workbooks consist of input and result summary pages, sensitivity worksheets, detailed revenue calculations, cost data for capital programs, G&A, taxes, royalties, debt service, detailed production worksheets over the full project life cycle, oil price summaries, posted GLJ oil projections and GLJ gas projections.

Minimal Case Model

- nominal capital, organic growth
- all growth beyond initial funding from cash flow and/or debt instruments
- dividend paying in 5 years

Best Case Primary Recovery Model

- accelerated organic growth model (fully funded with cash flow after first capital program
- payout of initial capital in less than 2 years
- dividend paying in 2 years

Best Case Primary Recovery with Waterflood Secondary Recovery Model

- accelerated organic growth model (fully funded with cash flow after first capital program)
- payout of initial capital in less than 2 years and dividend paying in 2 years
- waterflood initiated in years 4-5 after first oil in each group
- dividends reduced for the initial implementation but accelerated dividends after 4 years.

Accelerated Development Case Model

- application of larger capital to maximize revenue
- dividend paying in 3 years
- accelerated drilling programs within limits of availability of equipment and personnel
- for scoping purposes only

CEC North Star Energy Ltd • [illegible]strasse 12, 8008 Zürich, Switzerland • +41 (0)78 277 [illegible] • admin@cecnorthstar.ch

Project Schedules

Project Schedules and Inputs to Models

THE OVERALL ELKTON EDGE PROJECT SCHEDULE envisages first oil sales beginning in January 2014 with 5 horizontal production wells with progressive cavity pumps drilled from a pad located on or near 3-30. Rental tanks and associated equipment will be used until the Central Processing Facility is built. Successive 5-well pads with individual vertical wells and pumps and 1200 m horizontal wells at 160 m spacing will be drilled and brought on production until Group 1 is fully developed.

Group 2 will be developed with single vertical wells with single pump, each with five 1200 m horizontal legs at 160 m spacing. Upon the completion of Group 2 and the initial project funding payout, an infill drilling program will be initiated to backfill the 160 m spacing to bring the average well spacing down to 80 m to maximize overall recovery rate. Groups 3, 4 and 5 will be drilled at 80 m spacing to start and will use a combination of 5 to 10 horizontal wells per each vertical well to fully exploit the reservoir.

The 160 m spacing (Schlumberger models) provides for higher initial production in the first 2 to 3 years; however, over the longer term the 80 m tighter spacing provides for more oil recovered via primary recovery over the duration of the project. See development models below for specific timelines and criteria used.

THE MINIMAL CAPITAL CASE SCHEDULE AND INPUTS

- $8 million initial capital
- $5 million initial costs
- debt service on the $8 million in month two onward
- fully funded from cash flow for all capital programs after payout date
- recovery factor of 9%

Group 1 wells will be drilled and brought on production as expeditiously as possible using rental surface equipment such as tanks and separators. Oil will be trucked to sales points and produced water will be trucked to third-party processors. A 3,000 bbl/d facility will be constructed starting, and a disposal well will be drilled to enable processing of all produced water and maximize oil quality being trucked.

After the facilities have been built and production and cash flow justified, drilling activity will be accelerated to the point until Group 1 and Group 2 are fully drilled up. Then activity increases to levels dependent on available equipment.

BEST CASE WITH PRIMARY RECOVERY AND WATERFLOOD SECONDARY RECOVERY SCHEDULE AND INPUTS

- $30 million initial capital
- $5 million development costs
- debt service on the $30 million
- fully funded from cash flow for all capital programs after payout date
- economic production 35+ years
- recovery factor of 23%

Similar to the best case with primary recovery. After a primary depletion of 48 months for each group, every other well in that group is converted to a water or water-and-polymer drive to bring the project into secondary recovery regimes and extend the life of the reserves into 35+ years.

Each group of wells will have its own dedicated facilities for water injection to be constructed just before initiation of waterflood.

Regulatory and Taxation

Regulatory and Taxation

- well-defined provincial and local requirements for development and operations
- standard applications for development with typically less than 6 weeks approval for all stages before the EOR developments, which may take longer
- project royalties < 5% of gross until payout; 9% of gross after payout
- 18-month royalty holidays on all horizontal drilling, which is projected to include the payout timeline
- provincial and federal taxation – 25%
- Gross Overriding Royalty with buyout provisions – 3% Corporate –

CEC North Star Energy Ltd • [illegible] 12, 8008 [illegible] Switzerland • +41 (0)766 277 [illegible] • [illegible]

Project Management

Directors

• WILLIAM TIGHE
– CHIEF OPERATING OFFICER

Mr. Tighe has 35+ years of operations and project management experience. He was the plant superintendent of one of the first CSS projects to be commercially viable in the early 1980s and was operations and commissioning manager a large sour gas facility in Southeast Asia for PetroChina. From project identification to FEED Engineering, to bid/close on $450 million EPCM contracts, to detailed design, to training, commissioning, startup, and optimization of sour gas and heavy oil facilities, Mr. Tighe has taken a lead role to bring projects of this scale to fruition in a timely, cost effective and productive manner.

• WILLIAM (BILL) BRIMACOMBE
– CHIEF FINANCIAL OFFICER

Mr. Brimacombe has 35+ years of Canadian, United States and international operations and financial management, reporting for both private and public reporting companies in the oil and gas industry, including SOX compliant reporting companies. He has also provided services as an independent financial consultant and is a member of the Institute of Chartered Accountants of Alberta.

• STEVEN PETER, P. GEOL.
– DIRECTOR AND VICE PRESIDENT OF EXPLORATION

Mr. Peter is a professional geologist with over 25 years of diversified experience in the Canadian oil and gas industry. For the last 15 years, Steven has worked for small- to medium-sized companies including Koch Exploration Canada Corporation, Compton Petroleum Corporation, Infiniti Resources International and G2 Resources Inc. He has a broad range of geological expertise in the Western Canadian Sedimentary Basin. Mr. Peter has a proven ability to find oil and gas and has drilled the first wells on several projects. He graduated from McMaster University with a B.Sc. in geology and is a member of the Association of Professional Engineers and Geoscientists of Alberta, the Canadian Society of Petroleum Geologists and the Society of Petroleum Engineers.

Legal & Corporate Advisors

Legal

BORDEN LAUNDER GERVAIS LLP

Technical Consultants

George Gluszak
– GEOPHYSICS AND SEISMIC EVALUATION

Tim Veenstra
– RESERVOIR ENGINEERING

Codeco Services
– DRILLING ENGINEERING

Kenco Environmental Services
– ENVIRONMENTAL REVIEW AND PLANNING

AZTEC Engineering Inc
– FACILITIES ENGINEERING

Schlumberger Engineering
– RESERVOIR CHARACTERIZATION

Black Gold Safety Services
– EMERGENCY RESPONSE AND OHS&E

Summary

These long-life oilsands assets will generate above industry average netbacks and expected returns comparable to the other projects in the Peace River area. With $5 million in sunk costs before project kickoff and $30 million initial capital that will be paid back within 2 years, the Elkton Erosional Edge project is self-funding from cash flow for all the subsequent years' capital programs, resulting with an initial payout of the capital possible within 14 months and self-funding growth from that point on.

In addition, before provincial payout, royalty enhancements provide a benefit of 5+% of gross revenue to fund capital programs. This will be followed by waterflood secondary recovery targeting an overall 20+% of the oil in place. This project also has the ability to support the capital programs for the other projects in subsequent years such as EOR developments for the Elkton, development of the Bluesky Oil-sands Channels, the Debolt erosional edge and down dip Elkton/ Debolt. All these projects have the opportunity for substantial additional and incremental upside.

Advantages of these projects include the following:

- 100% land is already captured
- first of 3 exploitable pools is 870 million barrels PIIP (3rd party evaluation)
- combined projects for 3+ billion barrels PIIP (3rd party and internal estimates)
- reserve is well defined with cores, seismic, logs
- low entry cost – primary recovery, controlled scalable developments
- F&D costs < $8.00/bbl.
- payout of capital less than 2 years – self-funding after payout
- insensitive to capital costs after first 2 years because cash flow covers all capital requirements forecast
- Low break even cost related to oil prices due to early payout on drilling programs
- 40+ year economic life cycle – reserve life index >12

CEC North Star Energy Ltd
Feldeggstrasse 12
8008 ZH, Switzerland
+41 (0)766 277 345
admin@cecnorthstar.ch
www.cecnorthstar.ch